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                                                                    EXHIBIT (21)

                           SUBSIDIARY OF REGISTRANT


                                                       STATE OR COUNTY OF
NAME OF SUBSIDIARY                                       INCORPORATION
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Southern Michigan Bank & Trust                             Michigan

Southern Michigan Bancorp, Inc. is the immediate parent and owns 100% of the outstanding shares of Southern Michgan Bank & Trust.